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                                            EXHIBIT 2
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
                    IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                    Citigroup Global Markets Inc. is a broker or dealer registered under Section
                                           15 of the Act (15 U.S.C. 78o)

                    Smith Barney Fund Management LLC and Salomon Brothers Asset Management
                    Inc. are investment advisers in accordance with Section 240.13d-1(b) (1)(ii)(E)


                    Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.



                    Date:  June 9, 2005


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                              Name:  Serena D. Moe
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                               Name:  Serena D. Moe
                                               Title: Assistant Secretary

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